As filed with the Securities and Exchange Commission on September 18, 1998

                                Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                 --------------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 --------------------

                           DUFF & PHELPS CREDIT RATING CO.
                (Exact name of registrant as specified in its charter)

                   Illinois                             36-3569514
        (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)           Identification No.)

                                55 East Monroe Street
                               Chicago, Illinois  60603
                       (Address of Principal Executive Offices)

                         1994 LONG-TERM STOCK INCENTIVE PLAN
                               (Full title of the plan)

                                 --------------------

                                   Paul J. McCarthy
                  Chairman of the Board and Chief Executive Officer
                                55 East Monroe Street
                               Chicago, Illinois  60603
                       (Name and address of agent for service)

                                    (312) 368-3100
            (Telephone number, including area code, of agent for service)

                                 --------------------

                                       copy to:

                              Kurt W. Florian, Jr., Esq.
                                Katten Muchin & Zavis
                                 525 W. Monroe Street
                              Chicago, Illinois   60661

                           CALCULATION OF REGISTRATION FEE


=================================================================================
Title of           Amount              Proposed        Proposed      Amount
Securities         to be               Maximum         Maximum       of
to be              Registered          Offering        Aggregate     Registration
Registered         (1)                 Price Per       Offering      Fee
                                       Share (2)       Price (2)

=================================================================================

Common             250,000             $50.25        $12,562,500   $3,706
Stock, without     shares
par value

=================================================================================


     (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.


     (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on September 15, 1998.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




     The registration statement on Form S-8 (registration no. 33-86488) of Duff & Phelps Credit Rating Co. (the "Company" or "Registrant") filed with the Securities and Exchange Commission on November 21, 1994 is incorporated herein by reference.


Item 8.   EXHIBITS
5 Opinion of Katten Muchin & Zavis as to the legality of the securities offered by the registration statement.

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Katten Muchin & Zavis (included in exhibit 5).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 11 day of September, 1998.

                              DUFF & PHELPS CREDIT RATING CO.



                              BY: /s/ Paul J. McCarthy
                                 --------------------------------------
                                   Paul J. McCarthy,
                                   Chairman of the Board
                                   and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 11 day of September, 1998.


           SIGNATURE                                TITLE

/s/ Paul J. McCarthy           Chairman of the Board, Chief Executive Officer,
----------------------------   Chief Financial Officer and Director (Principal
 Paul J. McCarthy              Executive and Financial Officer)



/s/ Marie C. Becker            Group Vice President, Accounting & Finance
----------------------------   (Principal Accounting Officer)
 Marie C. Becker



/s/ Philip T. Maffei           President and Director
----------------------------
 Philip T. Maffei



/s/ Milton L. Meigs            Director
----------------------------
 Milton L. Meigs



/s/ Jonathan Ingham            Director
----------------------------
 Jonathan Ingham



/s/ Donald J. Herdrich         Director
----------------------------
 Donald J. Herdrich

                                  INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION                                                       PAGE
     5         Opinion of Katten Muchin & Zavis as to the legality of the securities offered by the registration statement.

    23.1       Consent of Arthur Andersen LLP.

    23.2       Consent of Katten Muchin & Zavis (included in exhibit 5).